Exhibit 10

EXECUTION COPY

                     AMENDED AND RESTATED PLEDGE AGREEMENT

         AMENDED AND RESTATED PLEDGE AGREEMENT dated as of March 12, 1998 between JAPAN FLEET SERVICE (DELAWARE), INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Pledgor"); and THE MITSUBISHI TRUST AND BANKING CORPORATION, SINGAPORE BRANCH, as agent for the lenders or other financial institutions or entities party, as lenders, to the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

         JT Airpartners Leasing (Singapore) Pte. Ltd., a corporation duly organized under the laws of the Republic of Singapore (the "Borrower"), certain lenders (the "Lenders") and the Agent are parties to an Amended and Restated Loan Agreement dated as of August 25, 1997 (as amended, modified, supplemented and in effect from time to time, the "Loan Agreement").

         The Pledgor and the Borrower are Affiliates and as members of an integrated group of companies, the Pledgor and its stockholders benefit from the Loan Agreement.

         J/T Aviation Partners, a Delaware limited partnership of which the Pledgor is a 50% partner (the "Partnership"), and the Agent are parties to a Pledge Agreement dated as of March 31, 1997 (the "Existing Pledge Agreement") pursuant to which the Partnership pledged 750,500 shares of Issuer (the "Original Pledged Stock") in favor of the Agent as collateral for the Borrower's obligations under the Loan Agreement and the Agent thereby acquired a first priority lien on the Original Pledged Stock.

         The Partnership plans to distribute the Original Pledged Stock to the Pledgor, whereupon the Pledged Stock referred to herein representing the same 750,500 shares of Issuer shall be issued in the name of the Pledgor in exchange for the Original Pledged Stock.

         Pursuant to the terms of the Existing Pledge Agreement, all shares received in exchange for the Original Pledged Stock remain subject to a first priority lien in favor of the Agent, and the Partnership is in any event prohibited from transferring the Original Pledged Stock.

         The Pledgor is willing to pledge the Pledged Stock in exchange for the Original Pledged Stock, and in connection therewith, has requested that the Agent amend and restate the Existing Pledge Agreement, among other things, so that the Pledgor will assume the obligations of the Partnership as pledgor thereunder, and the Agent is willing to amend and restate the Existing Pledge Agreement on such terms and conditions.

         Accordingly, the parties hereto agree that the provisions of the Existing Pledge

Agreement are hereby amended and restated as follows:

         Section 1. Definitions. Unless otherwise defined in this Agreement, terms with initial capitalization used herein have the meanings given them in the Loan Agreement. In addition, as used herein:

         "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

         "Collateral Account" shall have the meaning ascribed thereto in Section
4.1 hereof.

         "Issuer" shall mean Aviation Sales Company, a Delaware corporation.

         "Permitted Investments" shall mean:

                  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  investments in commercial paper maturing within 270 days the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Service, Inc.;

                  investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  U.S. Dollar-denominated overnight time deposits held by the bank with which the Collateral Account is established in accordance with such bank's normal practices.

                  "Pledged Stock" shall have the meaning ascribed thereto in
         Section 3(a) hereof.

         "Secured Obligations" shall mean, collectively, (a) the Guaranteed Obligations (as defined in the Guaranty), including (for the avoidance of doubt), without limitation, all the Obligations (as defined by the Reimbursement Guaranty) and (b) all obligations of the Pledgor to the Lenders and the Agent hereunder.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

         Section 2. Representations and Warranties. The Pledgor represents and warrants to the Lenders and the Agent that:

                  (a) The Pledgor is the sole legal and beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no warrants, options or other rights to acquire the same exist in favor of any other Person and no voting trusts, proxies or other commitments, understandings or arrangements exist with respect to the Collateral (including without limitation the ability to vote, transfer, or receive dividends in respect of, the Pledged Stock)), except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

                  (b) The Pledged Stock represented by the certificate identified in Annex 1 hereto is, and all other Pledged Stock in which the Pledgor shall hereafter pledge and grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein), and the grant of the pledge hereby and the transfer of the shares contemplated hereby will not cause to be operative, or result in a distribution date, triggering event or business combination under, any "poison pill" in the charter or the by-laws of the Issuer, including, without limitation, any "flip-in poison pill", "flip-over poison pill" or any provision that would give any stockholder of the Issuer the right to have such stockholder's shares of the Issuer redeemed.

                  (c) On the date of execution hereof, the Pledged Stock represented by the certificate identified in Annex 1 hereto constitutes approximately 8.76 percent of the issued and outstanding shares of capital stock of the Issuer (whether or not registered in the name of the Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the Issuer of such Pledged Stock, the class and par value of the shares comprising such Pledged Stock and the number of shares (and registered owner thereof) represented by such certificate. There is only one class of shares of the Issuer.

                  (d) The Pledgor is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now conducted, to own or hold under lease its properties and to execute and deliver, and perform its obligations under, this Agreement.

                  (e) The pledge and the grant of the security interest contemplated hereby are within the Pledgor's powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (f) The pledge and the grant of the security interest contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any United States Federal or state (or any subdivision thereof) or non-United States governmental authority or agency, except such as have been obtained or made and are in full force and effect and the filing of any Uniform Commercial Code financing statements required hereby, (b) will not violate any applicable law or regulation or any order, judgment or decree of any court, agency or arbitral body, or the charter, by-laws or other organizational documents of the Pledgor or the Issuer, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Pledgor or the Issuer or their respective assets, or give rise to a right thereunder to require any payment to be made by the Pledgor or the Issuer and (d) will not result in the creation or imposition of any Lien on any asset of the Pledgor or the Issuer (other than the Lien contemplated hereby).

                  (g) The Pledgor is in compliance with all laws, regulations and orders of each United States Federal, state (and any subdivision thereof) and non-United States governmental authority or agency applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the Pledgor's business or its ability to perform its obligations hereunder.

                  (h) The Pledgor maintains its books and records with respect to the Collateral at the office and maintains its principal place of business at the address indicated beneath the signature of the Pledgor hereto.

                  (i) The Pledged Stock does not represent more than 15 percent of the issued and outstanding shares of the Issuer.

                  (j) There are no pending or, to the knowledge of the Pledgor or any Partner, threatened actions or proceedings against the Pledgor or such Partner with any court or administrative agency which, individually or in the aggregate, if determined adversely to the Pledgor, would materially adversely affect the business of the Pledgor or such Partner or its ability to perform its obligations under this Agreement or would affect the legality, validity or enforceability of its obligations under this Agreement.

                  (k) The Pledgor has determined that the distribution of the Original Pledged Stock and this Agreement are in the best interests of its creditors, and represents a practicable course of action to improve the financial position of the Pledgor without impairing the rights and interests of such creditors.

                  (l) Neither the distribution of the Original Pledged Stock nor this Agreement is made with any intent to hinder, delay, or defraud any entity to which the Pledgor or the Partnership is or will become indebted to on or after the date of this Agreement. The Pledgor is not insolvent at the time of, or as a result of this Agreement. The Pledgor is not engaged in business or a transaction, or about to engage in business or a transaction, for which the assets remaining with it after this Agreement will be an unreasonably small amount of capital. The Pledgor does not intend to incur, or believe that it will incur, debts beyond its ability to pay as such debts mature. This Agreement is not entered into with any intent to evade any applicable law or public policy.

                  (m) The Partnership determined at the date of the Existing Pledge Agreement that the Existing Pledge Agreement was in the best interest of its creditors, and represented a practicable course of action to improve the financial position of the Partnership without impairing the rights and interests of such creditors.

                  (n) The pledge contemplated by the Existing Pledge Agreement was not made with any intent to hinder, delay, or defraud any entity to which the Partnership was or was to become indebted to on or after the date of the Existing Pledge Agreement. The Partnership was not insolvent at the time of, or as a result of, the Existing Pledge Agreement. The Partnership was not engaged in business or a transaction for which the assets remaining with it after the Existing Pledge Agreement would have been an unreasonably small amount of capital. At the date of the Existing Pledge Agreement, the Partnership did not intend to incur, or believe that it would incur, debts beyond its ability to pay as such debts mature. The Existing Pledge Agreement was not entered into with any intent to evade any applicable law or public policy.

         Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Pledgor's right, title and interest in the following property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a) the shares of common stock of the Issuer represented by the certificate identified in Annex 1 hereto (the "Pledged Stock");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the

         Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) in the event of any consolidation or merger in which the Issuer is not the surviving corporation, (i) all shares (A) of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger and (B) received in consideration of, or in exchange for, the Pledged Stock and (ii) all other consideration (including, without limitation, all personal property, tangible or intangible) received in exchange for the Pledged Stock;

                  (d) the balance from time to time in the Collateral Account representing Collateral described in the other clauses of this Section 3; and

                  (e) all other tangible and intangible personal property of the Pledgor relating to the Pledged Stock, including, without limitation, all proceeds, profits, income, benefits, substitutions and replacements of and to any of the property of the Pledgor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Pledgor or any computer bureau or service company from time to time acting for the Pledgor.

         Section 4. Cash Proceeds of Collateral.

     4.1 Collateral Account. There will be established promptly by the Agent with a financial institution to be specified by Agent, which shall notify the Pledgor thereof, a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including, without limitation, any and all dividends paid in respect of the Pledged Stock and proceeds of insurance on the Collateral) required to be delivered to the Agent pursuant hereto and into which the Pledgor may from time to time deposit any additional amounts that it wishes to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall cause to be remitted the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Pledgor as the Pledgor shall from time to time instruct. However, at any time following the occurrence and during the continuance of a Loan Event of Default or an Event of Default under, and as defined in, the Lease or the Sublease, the Agent may (and, if instructed by the Lenders shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5 .9 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. The Pledgor agrees that if the proceeds of any Collateral hereunder shall be received by it, the Pledgor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Pledgor for and as the property of the Agent and shall not be commingled with any other funds or property of the Pledgor.

     4.2 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Pledgor (or, after the occurrence and during the continuance of a Loan Default or Default under, and as defined in, the Lease or the Sublease, the Agent) shall determine (subject to the Agent's ability to comply with such determination), which Permitted Investments shall be held in the name and be under the control of the Agent, provided that at any time after the occurrence and during the continuance of a Loan Default or an Event of Default under, and as defined in, the Lease or the Sublease, the Agent may (and, if instructed by the Lenders shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof.

         Section 5. Further Assurances: Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgor hereby agrees with each Lender and the Agent as follows:

     5.1 Delivery and Other Perfection. The Pledgor shall:

              (a) if any of the shares, securities, moneys or property required to be pledged by the Pledgor under Section 3 hereof are received by the Pledgor, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said Section 3;

              (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the pledge and security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral);

              (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

              (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Agent may require.

     5.2 Other Financing Statements and Liens. Without the prior written consent of the Agent (granted with the authorization of the Lenders), the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

     5.3 Preservation of Rights. The Agent shall not be required to take steps necessary preserve any rights against prior parties to any of the Collateral.

     5.4 Special Provisions Relating to Collateral.

              (a) The Pledgor will cause the Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of the Issuer owned by the Pledgor. Until the termination of the pledge and the security interest created hereby pursuant to Section 5.12 hereof, the Pledgor shall not enter into any voting trust, grant any proxies or enter into any other commitment, understanding or arrangement with respect to the Collateral (including without limitation the ability to vote, transfer, or receive dividends in respect of, the Pledged Stock), except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein.

              (b) So long as no Loan Default or Event of Default under, and as defined in, the Lease or the Sublease shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Loan Agreement, any other Operative Agreement or any other instrument or agreement referred to herein or therein, provided that the Pledgor agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Loan Agreement, any other

         Operative Agreement or any such other instrument or agreement; and the Agent shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.4(b).

              (c) Unless and until a Loan Default or Event of Default under, and as defined in, the Lease or the Sublease, has occurred and is continuing, the Pledgor shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

              (d) If any Loan Default or Event of Default under, and as defined in, the Lease or the Sublease, shall have occurred, then so long as such Loan Default or such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Loan Agreement, any other Operative Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Pledgor agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Loan Default or such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Pledgor.

     5.5 Events of Default, Etc. During the period during which a Loan Event of Default or Event of Default under, and as defined in, the Lease or the Sublease, shall have occurred and be continuing:

              (a) the Pledgor shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Pledgor, designated in its request;

              (b) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

              (c) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the

         Pledgor agrees to take all such action as may be appropriate to give effect to such right);

              (d) the Agent in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (e) the Agent may, upon ten business days' prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at any exchange, broker's board or any other place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor or any Partner, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.5 shall be applied in accordance with Section 5.9 hereof.

         The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer or issuer thereof to register it for public sale.

     5.6 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Agent shall retain all rights and remedies under the Operative Agreements with respect to any deficiency.

     5.7 Removals, Etc. Without at least 30 days' prior written notice to the Agent, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Pledgor hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

     5.8 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

     5.9 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent to the Secured Obligations in the order of priority for such Secured Obligations set forth in Section 4.8 of the Mortgage. As used in this Section 5, "proceeds " of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of or obligor on any of the Collateral.

     5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Loan Default or Event of Default under, and as defined in, the Lease or the Sublease has occurred and is continuing, upon the occurrence and during the continuance of any Loan Event of Default or Event of Default under, and as defined in, the Lease or the Sublease, the Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Pledgor shall (i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Agent the certificate identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

     5.12 Termination. When all Secured Obligations shall have been indefeasibly paid in full or the Collateral distributed in accordance with Section 5.4(a) hereof, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor and to be released, provided that in the event of a distribution of the Collateral pursuant to Section 5.4(a) hereof, such remaining Collateral and money received in respect thereof, shall be pledged in accordance with such Section 5.4(a). The Agent shall also execute and deliver to the Pledgor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the Liens on the Collateral.

     5.13 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

     5.14 Obligations Unconditional. The obligations of the Pledgor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement, the Lease, the Sublease, any other Operative Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any guarantee of, or security for, any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, it being the intent of this Section 5.14 that the obligations of the Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Pledgor or the validity of the pledge and security interest hereunder:

              (a) at any time or from time to time, without notice to the Pledgor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

              (b) any of the acts mentioned in any of the provisions of the Loan Agreement or any other Operative Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

              (c) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement or any other Operative Agreement or any other agreement or instrument referred to herein or therein shall be waived or any guarantee of any of the Secured Obligations or any other security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

              (d) any other Lien granted to, or in favor of, the Agent or any Lender Lenders as security for any of the Secured Obligations shall fail to be perfected.

The Pledgor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower (or any other Person) under the Loan Agreement or any other Operative Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any guarantee of, or other security for, any of the Secured Obligations.

     5.15 Subrogation. The Pledgor hereby agrees that until the indefeasible payment and satisfaction in full of all the Secured Obligations, it shall not exercise any right or remedy arising by reason of the exercise of the Agent or the Lenders of any of their rights under this Agreement, whether by subrogation or otherwise, against the Borrower, the Lessee or any guarantor of the Secured Obligations or any other security for the Secured Obligations.

         Section 6. Miscellaneous.

     6.1 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     6.2 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified beneath each party's signature hereto and shall be deemed to have been given at the times specified in Section 11.02 of the Loan Agreement.

     6.3 Expenses. The Pledgor agrees to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any enforcement or collection proceeding hereunder and all manner of participation in or other involvement with (w) performance by the Agent of any obligations of the Pledgor in respect of the Collateral that the Pledgor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance,
(y) judicial or regulatory proceedings relating to the Pledgor or the Collateral and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or other negotiations or proceedings is consummated) relating to the Pledgor or the Collateral and (ii) the enforcement of this Section 6.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

     6.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Agent (with the consent of the Lenders). Any such amendment or waiver shall be binding upon the Agent and each Lender, each holder of any of the Secured Obligations and the Pledgor.

     6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Pledgor, the Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

     6.6 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     6.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     6.8 Governing Law: Jurisdiction; Consent to Service of Process.

              (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or its properties in the courts of any jurisdiction.

              (c) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.2 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     6.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     6.10 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

     6.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                           [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                       JAPAN FLEET SERVICE (DELAWARE) INC.


                       By  /s/ K. Fukushi
                           ---------------------------------
                           Title: Director

                       Address for Notices:

                       32 Loockerman Square, Suite L-100
                       Dover, Delaware
                       U.S.A.

                       With a copy to:
                       ---------------

                       Japan Fleet Service Co., Ltd.
                       Izumi Kojimachi Building
                       1-10, Kojimachi, Chiyoda-ku
                       Tokyo, 102 Japan

                       Attention: Mr. Keizaburo Fukushi
                       Telecopier: 813-3234-1069

                       THE MITSUBISHI TRUST AND BANKING
                       CORPORATION, SINGAPORE BRANCH,
                         as Agent

                       By  /s/
                           ---------------------------------
                           Title: General Manager

                       Address for Notices:

                       6 Battery Road #08-01

Singapore 049909
                       Attention: Mr. Yutaka Hamabe
                                  Chief Manager
                       Telecopier: 65-22-1857

                                                                         ANNEX 1

                                  PLEDGED STOCK

                           [See Section 2(b) and (c)]

=================|==============|=====================|=========================
                 | Certificate  |    Registered       |   Number of Shares
Issuer           |      No.     |       Owner         |      of the Issuer
-----------------|--------------|---------------------|-------------------------
Aviation Sales   |  ASU 0154    | Japan Fleet Service |750,500 shares of common
Company          |              |   (Delaware), Inc   |stock, par value $0.001
=================|==============|=====================|=========================